EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statements of Competitive Technologies, Inc. on Form S-8 and the related prospectus (No. 33-87756) pertaining to the Key Employees' Stock Option Plan, on Form S-8 and the related prospectus (No. 33-10528) pertaining to the Key Employees' Stock Option Plan and Directors' Stock Participation Plan, on Form S-8 and the related prospectus (No. 33-44612) pertaining to the Key Employees' Stock Option Plan, Directors' Stock Participation Plan and Employees' Common Stock Retirement Plan, on Form S-8 and the related prospectus (No. 333-18759) pertaining to the 1996 Directors' Stock Participation Plan and on Form S-8 and the related prospectus (No. 333-49095) pertaining to the 1997 Employees' Stock Option Plan of our report dated September 24, 1999, on our audits of the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries as of July 31, 1999 and 1998 and for each of the three years in the period ended July 31, 1999, which report is included in this Annual Report on Form 10-K.

                                     s/ PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP

October 28, 1999